EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-199149) pertaining to the CONE Midstream Partners LP 2014 Long-Term Incentive Plan of our report dated February 17, 2016, with respect to the consolidated financial statements of CONE Midstream Partners, LP included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
February 17, 2016